THOMPSON   BRUSSELS   CINCINNATI  CLEVELAND   COLUMBUS  DAYTON  WASHINGTON, D.C.
--------------------------------------------------------------------------------
HINE
                                   August 16, 2002


AmeriPrime Funds
1793 Kingswood Drive, Suite 200
Southlake, Texas 76092

      Re: AmeriPrime Funds, File Nos. 33-96826 and 811-9096

Gentlemen:

     A legal opinion that we prepared was filed with Post-Effective Amendment No. 65 to the AmeriPrime Funds Registration Statement (the "Legal Opinion"). We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 72 to the Registration Statement (the "Amendment"), and consent to all references to us in the Amendment.


                                                              Very truly yours,

                                                                  /s/
                                                              Thompson Hine LLP